Verisign Reports Second Quarter 2020 Results

RESTON, VA - July 23, 2020 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the second quarter of 2020.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $314 million for the second quarter of 2020, up 2.6 percent from the same quarter in 2019. Verisign reported net income of $152 million and diluted earnings per share (diluted “EPS”) of $1.32 for the second quarter of 2020, compared to net income of $148 million and diluted EPS of $1.24 for the same quarter in 2019. The operating margin was 65.8 percent for the second quarter of 2020 compared to 65.9 percent for the same quarter in 2019.

“For many people who are working from home and isolating at home, online services are critical. More businesses and individuals than ever depend on internet infrastructure for their livelihood. Commitment to our mission of maintaining our unparalleled record of uninterrupted .com and .net DNS is our priority,” said Jim Bidzos, Executive Chairman and Chief Executive Officer.

Financial Highlights

•Verisign ended the second quarter of 2020 with cash, cash equivalents and marketable securities of $1.19 billion, a decrease of $23 million from the end of 2019.
•Cash flow from operating activities was $215 million for the second quarter of 2020, compared to $165 million for the same quarter in 2019.
•Deferred revenues as of June 30, 2020 totaled $1.06 billion, an increase of $30 million from the end of 2019.
•During the second quarter of 2020, Verisign repurchased 0.7 million shares of its common stock for an aggregate cost of $150 million. As of June 30, 2020, there was $676 million remaining for future share repurchases under the share repurchase program which has no expiration date.

Business Highlights
•Verisign ended the second quarter of 2020 with 162.1 million .com and .net domain name registrations in the domain name base, a 3.8 percent increase from the end of the second quarter of 2019, and a net increase of 1.41 million during the second quarter of 2020.
•During the second quarter of 2020, Verisign processed 11.1 million new domain name registrations for .com and .net, compared to 10.3 million for the same quarter in 2019.
•The final .com and .net renewal rate for the first quarter of 2020 was 75.4 percent compared with 75.0 percent for the same quarter in 2019. Renewal rates are not fully measurable until 45 days after the end of the quarter.
•Verisign announces that it will extend the freeze on registry prices for all of its Top-Level Domains, including .com and .net, through March 31, 2021. Additionally, Verisign announces the extension of the waiver of the wholesale restore fee for expired domains through the end of 2020.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2020 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4772 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.Verisign.com. An audio archive of the call will be available at https://investor.Verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.Verisign.com.

About Verisign

Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, risks arising from the effects of the COVID-19 pandemic; risks arising from the agreements governing our business; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; risks arising from our operation of two root zone servers and our performance of the Root Zone Maintainer functions; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; the possibility of system interruptions or failures; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: James Barbour, jbarbour@verisign.com, 703-948-3800

©2020 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$306,701	$508,196
Marketable securities	887,872	709,863
Other current assets	55,075	60,530
Total current assets	1,249,648	1,278,589
Property and equipment, net	250,290	250,283
Goodwill	52,527	52,527
Deferred tax assets	82,048	87,798
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	40,613	39,812
Total long-term assets	570,478	575,420
Total assets	$1,820,126	$1,854,009
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$235,671	$209,988
Deferred revenues	782,661	755,178
Total current liabilities	1,018,332	965,166
Long-term deferred revenues	281,649	278,702
Senior notes	1,788,824	1,787,565
Long-term tax and other liabilities	131,645	312,676
Total long-term liabilities	2,202,118	2,378,943
Total liabilities	3,220,450	3,344,109
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 353,637 at June 30, 2020 and 353,157 at December 31, 2019; Outstanding shares: 115,011 at June 30, 2020 and 116,715 at December 31, 2019	14,592,929	14,990,011
Accumulated deficit	(15,990,895)	(16,477,490)
Accumulated other comprehensive loss	(2,358)	(2,621)
Total stockholders’ deficit	(1,400,324)	(1,490,100)
Total liabilities and stockholders’ deficit	$1,820,126	$1,854,009

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$314,365	$306,289	$626,889	$612,697
Costs and expenses:
Cost of revenues	43,608	44,066	89,181	89,570
Sales and marketing	8,890	12,399	15,494	22,918
Research and development	18,202	14,953	35,560	31,085
General and administrative	36,885	33,178	73,610	67,179
Total costs and expenses	107,585	104,596	213,845	210,752
Operating income	206,780	201,693	413,044	401,945
Interest expense	(22,535)	(22,635)	(45,070)	(45,266)
Non-operating income, net	7,403	11,436	14,487	23,639
Income before income taxes	191,648	190,494	382,461	380,318
Income tax (expense) benefit	(39,169)	(42,960)	104,134	(70,257)
Net income	152,479	147,534	486,595	310,061
Other comprehensive (loss) income	(2,000)	35	263	84
Comprehensive income	$150,479	$147,569	$486,858	$310,145

Earnings per share:
Basic	$1.32	$1.24	$4.20	$2.60
Diluted	$1.32	$1.24	$4.19	$2.59
Shares used to compute earnings per share
Basic	115,347	118,965	115,861	119,359
Diluted	115,544	119,361	116,137	119,837

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$486,595	$310,061
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	22,841	22,884
Stock-based compensation	23,428	25,617
Amortization of discount on investments in debt securities	(5,095)	(5,679)
Other, net	(3,006)	894
Changes in operating assets and liabilities:
Other assets	(10,146)	(10,254)
Accounts payable and accrued liabilities	25,796	(39,351)
Deferred revenues	30,430	31,857
Net deferred income taxes and other long-term tax liabilities	(175,471)	16,146
Net cash provided by operating activities	395,372	352,175
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	995,194	1,466,303
Purchases of marketable securities	(1,167,680)	(1,021,741)
Purchases of property and equipment	(21,891)	(20,189)
Proceeds received (payments made) related to sale of business	20,009	(6,311)
Net cash (used in) provided by investing activities	(174,368)	418,062
Cash flows from financing activities:
Repurchases of common stock	(429,826)	(384,532)
Proceeds from employee stock purchase plan	8,296	8,253
Net cash used in financing activities	(421,530)	(376,279)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(965)	243
Net (decrease) increase in cash, cash equivalents, and restricted cash	(201,491)	394,201
Cash, cash equivalents, and restricted cash at beginning of period	517,601	366,753
Cash, cash equivalents, and restricted cash at end of period	$316,110	$760,954
Supplemental cash flow disclosures:
Cash paid for interest	$43,708	$43,708
Cash paid for income taxes, net of refunds received	$26,472	$62,214